Exhibit 10.2

                       NATIONAL SEMICONDUCTOR CORPORATION
                         DIRECTOR STOCK OPTION AGREEMENT



     Option Agreement dated xxxxxxx, between National Semiconductor Corporation, a Delaware corporation (the "Company") and xxxxxx, a non-employee Director of the Company (the "Optionee").

     By action taken by the Board of Directors and stockholders of the Company, a Director Stock Option Plan (the "Plan") has been adopted. Pursuant to the Plan, the Company has granted a non-qualified stock option to the Optionee to purchase shares of its Common Stock, par value $0.50 per share ("Common Stock"). The Company and the Optionee desire to enter this Agreement to evidence such option.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

     A. The Company hereby evidences its grant to the Optionee of the right and option (the "Option") to purchase all or any part of an aggregate of 10,000 full shares of Common Stock at a purchase price of $xxxxx per share on the terms and conditions herein set forth.

     B. The term of the Option shall be for a period of TEN YEARS AND ONE DAY from the date hereof or for such shorter period as prescribed herein. Subject to the terms prescribed herein, the Option shall be exercisable in full beginning six months after the date hereof.

     C. This Option is subject to all the ADDITIONAL TERMS AND CONDITIONS attached hereto and by reference incorporated herein.

     IN WITNESS WHEREOF, the Optionee has hereunto set his hand and the Company has caused this Option Agreement to be duly executed by an officer thereunto duly authorized.


                                      NATIONAL SEMICONDUCTOR CORPORATION



________________________________      By_________________________________
Optionee                              Senior Vice President


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ADDITIONAL TERMS AND CONDITIONS

1. The Option shall terminate and may not be exercised if the Optionee ceases to be a Director of the Company prior to Optionee's completion of six months as a Director following the date the Option was granted. If Optionee ceases to be a Director after such six month period, the Option shall terminate and may not be exercised except as follows:

     (a) If Optionee ceases to be a Director for any reason other than (i) retirement, (ii) permanent disability, or (iii) death, Optionee may exercise the Option to the extent that he was entitled to exercise it at the date of such termination as a Director at any time within a period of three (3) months following the date of such termination. If Optionee shall die during such three
(3) month period without having exercised the Option, the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent or distribution may exercise the Option within a period of one year following Optionee's death but only to the extent the Option was exercisable at the date of Optionee's termination;

     (b) If Optionee ceases to be a Director by reason of (i) retirement, (ii) permanent disability, or (iii) death, the Option may be exercised as provided in Paragraph B at any time within a period of five (5) years following the date of such termination as a Director, or in the event of Optionee's death, by the person or persons to whom Optionee's rights under the Option shall pass by will or by the laws of descent or distribution.

2. Nothing contained in Paragraph 1 is intended to extend the stated term of the Option, and in no event may the Option be exercised after the term of the Option stated in Paragraph B hereof has expired.

3. The Option is exercisable, during the lifetime of the Optionee, only by the Optionee. The Option may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution, and shall not be subject to attachment or similar process. Any attempted sale, pledge, assignment, transfer or other disposition of the Option contrary to the provisions hereof and the levy of any attachment or similar process upon the Option shall be null and void and without effect.

4. In the event  there is any change in the shares of the  Company  through  the declaration of stock dividends or a stock split-up, or through any recapitalization resulting in share split-up, or combinations or exchanges of shares, or otherwise, the number of shares subject to the Option and the purchase price of such shares shall be appropriately adjusted. No fractional shares shall be issued upon any exercise of the Option.

5. Subject to the terms and conditions of this Agreement, the Option may be exercised by giving written notice to the Company at its office in Santa Clara, California, attention of the Secretary, or at such other office that the Company may designate. Such notice shall (i) state the election to exercise the Option and the number of full shares in respect of which it is being exercised, and
(ii) be signed by the person or persons so exercising the Option and, in the event the Option is being exercised (pursuant to Paragraph 1 hereof) by any person or persons other than the Optionee, be accompanied by appropriate proof of the right of such person or persons to exercise the Option. Such notice shall be accompanied by payment of the full purchase price of such shares, whereupon the Company shall issue and deliver, or cause to be issued and delivered a

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certificate  or  certificates  representing  such shares as soon as  practicable after such notice is received. The purchase price for such shares must be paid in full in cash, or paid in full in Common Stock of the Company valued at the opening price of the Common Stock on the New York Stock Exchange on the date of exercise or a combination of cash and Common Stock. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered as aforesaid to or upon the written order of the person or persons exercising the Option. The date of the exercise of the Option will be the date on which the aforesaid written notice, properly executed and accompanied as aforesaid, is received by the Secretary of the Company. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable. Until the certificate or certificates have been issued as aforesaid, the person or persons exercising the Option shall possess no rights of a record holder with respect to any of such shares.

6. The Company will seek to obtain from each regulatory commission or agency having jurisdiction such authority as may be required to issue and sell the shares of stock subject to the Option. Inability of the Company to obtain from any such regulatory commission or agency authority which counsel for the Company deems necessary for the lawful issuance and sale of its stock to satisfy the Option shall relieve the Company from any liability for failure to issue and sell stock to satisfy the Option pending the time when such authority is obtained or is obtainable.

7. As used in this Option Agreement, the following terms shall have the meanings set forth in this Paragraph 7:

     (a)  "retirement":  termination as a Director after reaching age sixty-five
(65) or after reaching age fifty-five (55) and the Optionee's age plus years of service as a Director is sixty-five (65) or more;

     (b) "permanent disability": a permanent and total incapacity to perform any services as a Director;

     (c) "Director": a member of the Board of Directors of the Company.

8. This Option Agreement shall be governed by the laws of the State of California.


9. This Option is granted pursuant to the Company's Director Stock Option Plan (the "Plan"), a copy of which is attached hereto and by reference incorporated herein. In the event of any inconsistency between the terms hereof and the provisions of the Plan, the Plan shall govern.